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                                                                Exhibit 23.2


                      CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statements of GZA GeoEnvironmental Technologies, Inc. of Form S-8 (File No. 33-63940 and File No. 33-75688) of our reports dated May 6, 1996, on our audits of the consolidated financial statements and financial statement schedule of GZA GeoEnvironmental Technologies, Inc. as of February 29, 1996 and February 28, 1995, and for the three years in the period ended February 29, 1996, which reports are included and incorporated by reference in the Company's 1996 Form 10-K. Exhibit 13.1


                                                /s/ Coopers & Lybrand L.L.P.
                                                ----------------------------
                                                Coopers & Lybrand L.L.P.


Boston, Massachusetts
May 24, 1996